iShares Trust

Screen #2 attachment for funds beyond series 99

104                ISHARES S&P U.S. PREFERRED STOCK INDEX FUND   N
108                ISHARES S&P DEVELOPED EX-U.S. PROPERTY INDEX FUND   N
119        ISHARES S&P GLOBAL INFRASTRUCTURE INDEX FUND        N
122        ISHARES S&P ASIA 50 INDEX FUND                      N
131                ISHARES S&P GLOBAL CLEAN ENERGY INDEX FUND   N
132                ISHARES S&P GLOBAL NUCLEAR ENERGY INDEX FUND        N
133                ISHARES S&P GLOBAL TIMBER & FORESTRY INDEX FUND     N
151                ISHARES S&P EMERG MARKETS INFRASTRUCTURE INDEX FUND N
152                ISHARES RUSSELL TOP 200 INDEX FUND                                                                                                                    N
153                ISHARES RUSSELL TOP 200 GROWTH INDEX FUND   N
154                ISHARES RUSSELL TOP 200 VALUE INDEX FUND   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99.
http://us.ishares.com/library/docs/semiannual_reports.htm